Exhibit 99.1

9503 East 33rd Street Indianapolis, IN 46235-4207 (800) CELADON (317) 972-7000

For more information:	FOR IMMEDIATE RELEASE
Paul Svindland	June 28, 2019
Chief Executive Officer (317) 972-7000 psvindland@celadontrucking.com

Celadon Group Announces Bank Amendment to Extend Maturity Date and Provide Additional Liquidity

INDIANAPOLIS – June 28, 2019 – Celadon Group, Inc. (“Celadon,” the “Company,” “we,” or “us”) (OTCPink: CGIP) announced today that it has entered into an Eighteenth Amendment to its credit facility to extend the maturity date and provide additional liquidity.

Eighteenth Amendment
On June 28, 2019, the Company entered into an Eighteenth Amendment to its credit facility.  The purpose of the amendment is to provide the Company with additional liquidity and support ongoing operations in a “business as usual” mode.  The Company continues to evaluate a range of financial and strategic alternatives with a goal of maximizing repayment of its credit facility obligations (a “Repayment Transaction”) during the extension period. The Company has received multiple preliminary proposals for Repayment Transactions, reflecting varying refinancing and other structures, each subject to customary conditions including due diligence and documentation.

The amendment contains the following key terms:

•	Maturity date extended to July 31, 2019.
•
Maximum outstanding amount of $122.9 million, subject to an increase of up to $124.9 million upon the written consent of the required lenders and maximum borrowing of $94.0 million, subject to an increase of up to $96.0 million upon the written consent of the required lenders.

•	Continued mandatory weekly cash budget through July 31. The budget and borrowing limit are designed to permit the Company to operate in the ordinary course of business.

The Company will provide additional information concerning the credit facility amendment on a Form 8-K to be filed with the United States Securities and Exchange Commission (the “SEC”).

About Celadon
Celadon Group, Inc. (www.celadongroup.com), through its subsidiaries, provides long haul, regional, local, dedicated, intermodal, temperature-protect, and expedited freight service across the United States, Canada, and Mexico.

Forward Looking Statements
This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases, including "anticipates," "will," "intended," "believes," and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this press release, statements relating to liquidity through the credit facility maturity date, operating in the ordinary course of business, and the Repayment Transaction efforts are forward-looking statements.   Actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider factors that could cause actual results to differ from expectations, such as the inability to complete a Repayment Transaction, the nature of proposals received with respect to any Repayment Transaction, and the responses of our existing lenders, cash flow and liquidity shortfalls, the reaction of creditors and other contractual counterparties to the impending credit facility maturity, the ability to negotiate ongoing extensions and amendments of the credit facility and other financial arrangements beyond July 31 or as otherwise needed, the status of litigation and regulatory actions, and various disclosures by the Company in its press releases, stockholder reports, and filings with the SEC.

 Back to Form 8-K